Exhibit 99.1

Cytocom Inc. Announces Completed Merger with Cleveland BioLabs

New company to operate as “Cytocom, Inc.” with its common stock traded on Nasdaq

FORT COLLINS, Colo., July 28, 2021 /PRNewswire/ -- Cytocom Inc. (“Cytocom” or “Company”), a leading biopharmaceutical company creating next-generation therapies that focus on immune homeostasis, today announced the completion of its merger with Cleveland BioLabs, Inc. The all-stock transaction was first announced on October 19, 2020.

Shares of the new Cytocom’s common stock will begin trading on Nasdaq under the ticker symbol “CBLI,” at the opening bell on Wednesday, July 28, 2021.

As previously reported, the newly combined company will operate as “Cytocom, Inc.” under the leadership of the existing Cytocom management team led by CEO Michael K. Handley. Mr. Handley now serves as the new company’s President and CEO.

“With the merger completed, we look forward to further advancing our late-stage clinical programs and expanding what we believe to be one of the largest toll-like receptor platforms in the industry,” said Michael K. Handley. “This merger, coupled with our acquisition of ImQuest Life Sciences and the listing of the new Cytocom common shares on Nasdaq, represents a transformative growth opportunity and fits firmly with our goal of becoming a recognized leader in immune-modulating therapies targeting cancer, ARS, inflammatory and autoimmune diseases, and viruses, including COVID-19. Looking forward, we anticipate achieving multiple commercial, regulatory and clinical milestones over the next 12 to 18 months that should enable us to showcase the power of our drug development platform and further generate shareholder value.”

McGuireWoods LLP represented Cleveland BioLabs and Troutman Pepper Hamilton Sanders LLP represented Cytocom in the merger.

About Cytocom

Cytocom, Inc. is a clinical-stage biopharmaceutical company developing novel immunotherapies targeting autoimmune, inflammatory, infectious diseases and cancers based on a proprietary platform designed to rebalance the body’s immune system and restore homeostasis. The company also has one of the largest platforms of toll-like immune receptors (TLR4, TLR5 and TLR9) in the biopharmaceutical industry, addressing conditions such as radiation sickness and cancer treatment side effects. Cytocom is developing therapies designed to elicit directly within patients a robust and durable response of antigen-specific killer T-cells and antibodies, thereby activating essential immune defenses against autoimmune, inflammatory, infectious diseases, and cancers. Specifically, Cytocom has several clinical-stage development programs for Crohn’s disease, fibromyalgia, multiple sclerosis and pancreatic cancer. To learn more about Cytocom, Inc., please visit www.cytocom.com.

Forward Looking Statements:

This press release contains forward-looking statements that involve risks and uncertainties. All statements other than statements of current or historical fact contained in this press release, including statements regarding the future financial position, business strategy, new products, budgets, liquidity, cash flows, projected costs, regulatory approvals, the impact of any laws or regulations applicable to the company, and plans and objectives of management for future operations, are forward-looking statements. The words "anticipate," "believe," "continue," "should," "estimate," "expect," "intend," "may," "plan," "project," "will," and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements on the current expectations about future events held by management of both companies. While we believe these expectations are reasonable, such forward-looking statements are inherently subject to risks and uncertainties, many of which are beyond the control of either company. The company’s actual future results may differ materially from those discussed here for various reasons. The company discusses many of these risks under the heading "Risk Factors" in the proxy statement/prospectus filed with the SEC, as updated by the company’s other filings with the SEC. Factors that may cause such differences include, but are not limited to, the outcome of any legal proceedings that have been or may be instituted against the company related to the merger agreement or the Merger; unexpected costs, charges or expenses resulting from the Merger; our need for additional financing to meet our business objectives; our history of operating losses; our ability to successfully develop, obtain regulatory approval for, and commercialize our products in a timely manner; our plans to research, develop and commercialize our product candidates; our ability to attract collaborators with development, regulatory and commercialization expertise; our plans and expectations with respect to future clinical trials and commercial scale-up activities; our reliance on third-party manufacturers of our product candidates; the size and growth potential of the markets for our product candidates, and our ability to serve those markets; the rate and degree of market acceptance of our product candidates; regulatory requirements and developments in the United States, the European Union and foreign countries; the performance of our third-party suppliers and manufacturers; the success of competing therapies that are or may become available; our ability to attract and retain key scientific or management personnel; our reliance on government funding for a significant portion of our operating costs and expenses; government contracting processes and requirements; the exercise of significant influence over our company by our largest individual stockholder; the impact of the novel coronavirus ("COVID-19") pandemic on our business, operations and clinical development; the geopolitical relationship between the United States and the Russian Federation as well as general business, legal, financial and other conditions within the Russian Federation; our ability to obtain and maintain intellectual property protection for our product candidates; our potential vulnerability to cybersecurity breaches; and other factors discussed in our SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2020and the risk factors discussed under the heading “Risk Factors” in the proxy statement/prospectus the company filed in connection with the merger.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. We do not undertake any obligation to update any such statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments.

Contacts:

Cytocom, Inc.

Nichol Ochsner

Senior V.P. Investor Relations and Corporate Communications

(732) 754-2545

nichol.ochsner@cytocom.com

Tiberend Strategic Advisors, Inc.

Maureen McEnroe, CFA (Investors)

(212) 375-2664

mmcenroe@tiberend.com

Johanna Bennett (Media)
(212) 375-2686
jbennett@tiberend.com